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                                                                    Exhibit 10.6



                               Amendment No. 1 to
       the Restated and Amended Joint Venture and Shareholders Agreement
                                    Between
                      General Electric Capital Corporation
                                      and
                      NACCO Material Handling Group, Inc.
                              Dated April 15, 1998

WHEREAS, General Electric Capital Corporation ("GECC") and NACCO Materials Handling Group, Inc ("NMHG") each have determined that it is in their best interest to make certain amendments to the above-captioned Agreement (the "Agreement").

     NOW, THEREFORE, in consideration of the above premises and mutual covenants contained hereinbelow, the parties hereto hereby agree that as of October 21, 1998, the Agreement is hereby amended as follows:

     1. All references to "Hyster Credit" in the Agreement shall be deleted in their entirety and shall be replaced by the term "Hyster Capital".

     2. Section 17(a) shall be deleted in its entirety and the following shall be substituted in its stead:

     (a) NMHG shall initially supply frontroom personnel (frontroom personnel are those that primarily dedicate their time to working on Wholesale and Retail Financing prior to closing and booking) to both the Hyster and Yale divisions of the Corporation to the extent of a total of 20 personnel, which personnel shall compromise the following positions: managers, field representatives, account representatives, wholesale administrators and administrative assistants. For the calendar year 1999, all salary, benefits and other employee costs for such NMHG supplied personnel will not exceed $1.8 million in the first calendar year and will be charged to the Corporation; PROVIDED HOWEVER, that in the event that the total amount of Retail Financing booked by the Corporation in calendar year 1999 is less than US$220,000,000 (the "1999 Required Retail Volume"), then the amount of total NMHG expenses to be charged to the Corporation shall be reduced by a fraction equal to the actual volume of Retail Financing booked in 1999 over the 1999 Required Retail Volume. To the extent that GECC supplies frontroom personnel, for the calendar year 1999, all salary, benefits and other employee costs for such GECC supplied personnel will not exceed $1.5 million in the first calendar year and will be charged to the Corporation. All such personnel (whether supplied by NMHG or GECC) will be fully dedicated to the Corporation. Frontroom staffing, and the costs associated therewith, for the period following the calendar year 1999 shall be mutually agreed upon by the parties from time to time based on the needs of the Corporation; PROVIDED HOWEVER, that in the event that, in the event that the Third Amended and Restated Operating Agreement between Hyster Company and Hyster Credit Corporation dated as of November 21, 1985, as amended and restated as of December 19, 1985 (the "HCC Agreement") is not terminated prior to January 1, 2000, the "2000 Required Retail Volume" shall be equal to US$253,000,000 and the NMHG expenses charged to the Corporation for calendar year 2000 shall be reduced accordingly for any failure to achieve said Required Retail Volume in the calendar year 2000. Frontroom locations will be at Hyster and Yale brand headquarters and/or such other location(s) designated Hyster and Yale, respectively.

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         3. Section 19(b) shall be deleted in its entirety and the following shall be substituted in its stead:

         (b) AS TO NMHG. NMHG will endeavor not to solicit, or enter into, any Retail or Wholesale Financing (or enter into any partnership, joint venture or other arrangement with any other party to provide any of the foregoing) for either NMHG or Allied Equipment, except that NMHG may make equity investments in, or general loans and other extensions of credit to or for the benefit of, Dealers from time to time which may be secured by general liens on inventory, receivables, equipment and other assets of the Dealer, and except that NMHG may fulfill all of its obligations under the HCC Agreement so long as the HCC Agreement shall be effective, but not beyond December 19, 2000.

         4. Section 34 is hereby amended by deleting the word "Company" in each place where it appears in said Section and replacing it with the word "Corporation".

         5. Section 35 is hereby deleted in its entirety.

         The Agreement shall become fully effective as of the date of execution of this Amendment by both GECC and NMHG. Except as modified hereby, the terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.


GENERAL ELECTRIC CAPITAL            NACCO MATERIALS HANDLING
CORPORATION                         GROUP, INC.

By: /s/ Christopher H. Richmond     By: /s/ Reginald R. Eklund
    ---------------------------     --------------------------

Title: Vice President               Title: President and Chief Executive Officer
       -----------------                   -------------------------------------